Exhibit 10.1
Execution version Agreement for the issuance of and subscription to notes convertible into new shares Evaxion Biotech A/S DocuSign Envelope ID: 7D73C804-9904-45E2-BB2F-36E65EB1DF15

17560414.16 Page: 2 of 35 Contents: 1 Definitions ............................................................................................................................... 4 2 Commitment, Issuance of and Subscription of the Notes..................................................... 8 3 Additional provisions regarding tranches .............................................................................. 9 4 Covenants of the Issuer ......................................................................................................... 13 5 Representations and warranties ............................................................................................ 17 6 Indemnification ..................................................................................................................... 21 7 Events of Default ................................................................................................................... 23 8 Information ............................................................................................................................ 25 9 Miscellaneous ........................................................................................................................ 25 Schedule 1 – Request for the disbursement of a Tranche of Notes ................................................ 31 Schedule 2 - Subscription form of the Notes ................................................................................... 32 Schedule 3 – T&C’s of the Notes ...................................................................................................... 33 Schedule 4 – Form of no insolvency certificate ............................................................................... 34 Schedule 5 – Form of Conversion Notice ........................................................................................ 35 DocuSign Envelope ID: 7D73C804-9904-45E2-BB2F-36E65EB1DF15

DocuSign Envelope ID: 7D73C804-9904-45E2-BB2F-36E65EB1DF15

Page:
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This agreement for the issuance of and subscription of notes convertible into new shares (the "**Agreement**") is entered into on 31 July 2023 between:

(1) Evaxion Biotech A/S, a Danish public limited liability company (dk. "aktieselskab") incorporated under the laws of Denmark having its registered address at Dr Neergaards Vej 5F, DK-2970, Hørsholm, Denmark with CVR no. 31762863 (the "**Issuer**"); and

(2) Global Growth Holding Limited, a private company under the Companies Law, DIFC Law No. 5 of 2018, having its registered address at Unit 11, Level 1, Currency Tower 2, Dubai International Financial Centre, Dubai, United Arab Emirates (Registration number: 7007) (the "**Investor**").

Whereas:

A. The Investor is an investment entity specialized in providing flexible equity-linked financings.

B. The Issuer is listed on Nasdaq Stock Market with the ticker symbol EVAX and the International Securities Identification Number (ISIN): 29970R1059.

C. As at the date of this Agreement, the Issuer has a share capital of DKK 27,651,648 divided into 27,651,648 shares of nominal DKK 1 each (the "**Existing Shares**") collectively with new shares to be issued by the Issuer from time to time, including the New Shares (as defined below) to be issued pursuant to this Agreement (the "**Shares**", each a "**Share**").

D. Upon the terms and subject to the conditions contained in this Agreement, the Investor agrees to commit to make available to the Issuer up to USD 20,000,000 (the "**Commitment**"), by subscribing to loan notes (in Danish: *konvertible gældsbreve*) each with a par value (100) of up USD 700,000 convertible into new shares of the Issuer (the "**New Shares**") upon the terms and conditions outlined in Schedule 3 – T&C's of the Notes (the "**Notes**"). Each of the Existing Shares are and any New Shares are to be represented by an American Depositary Share ("**ADS**"), with each ADS being a USD-denominated tradeable security representing one of the Issuer's Shares.

E. The Parties acknowledge that the implementation of the Commitment is, among others, subject to the adoption by the general meeting of shareholders of the Issuer (the "**Shareholders Meeting**") of the applicable AGM Resolutions (as defined in Clause 1.1 below) by the shareholders of the Issuer.

F. In its meeting held on 10 July 2023 (the "**Board Meeting**"), the board of directors of the Issuer (the "**Board of Directors**") approved a proposal for convening notice, which shall be prepared, sent and presented to the shareholders before and at the Shareholders' Meeting, authorizing, *inter alia*, the Board of Directors to issue the Notes. The Board of Directors additionally approved the signing and entry into this Agreement.

G. The Investor agrees to make the Commitment available and to subscribe for up to an aggregate principal amount of USD 20,000,000 of Notes, in several tranches, each

Gorrissen Federspiel 17560414.16

17560414.16 Page: 4 of 35 tranche with a par value (100) of up to USD 700,000 each in accordance with the terms and conditions of this Agreement and subject to such fees and deductions as set out herein. it is agreed as follows: 1 Definitions “ADS Account” means an account established by the holder of the Note with the ADS Account Bank for the purpose of receiving and holding ADSs. “ADS Account Bank” means The Bank of New York Mellon, Inc. or any successor or replacement thereto. ”Affiliate” means a person or entity that directly or indirectly controls, is controlled by, or is under common control with, another person or entity. Examples of affiliates include executive officers, directors, large stockholders, subsidiaries, parent entities and sister companies. “AGM Resolutions” means the amendment of the Articles of Association adopted pursuant to the Shareholders' Meeting pursuant to which the Board of Directors is au-thorised, without pre-emptive subscription rights for the Issuer’s existing sharehold-ers, to issue convertible loans (in Danish: konvertible gældsbreve) to the extent re-quired pursuant to this Agreement. “Articles of Association” means the articles of association of the Issuer, as such may be amended and in effect from time to time. “Bloomberg” means Bloomberg LP, or would Bloomberg LP cease to exist or provide the relevant data information on the Issuer, any other financial news and data service provider of reference publishing reliable data on the Issuer and the Shares as ap-pointed by the Investor (acting reasonably). “Board Meeting” shall have the meaning set forth in the recitals above. “Board of Directors” shall have the meaning set forth in the recitals above. “Business Day” means any day during which banks in each of Copenhagen and New York are usually open for business. “Change of Control” means a transaction involving the Issuer in which Issuer is sold to, merged, consolidated, reorganized into or with, or its assets are transferred or sold to another entity, after which the holders of voting securities of the Issuer immediately prior to such transaction, including voting securities issuable upon exercise or conver-sion of vested options, warrants or other securities or rights, hold (directly or indi-rectly) less than a majority of the combined voting power of the then-outstanding secu-rities of the surviving entity. “Clause” means any clause of this Agreement. DocuSign Envelope ID: 7D73C804-9904-45E2-BB2F-36E65EB1DF15

17560414.16 Page: 5 of 35 “Closing Date” shall have the meaning set forth in Clause 2.2.3. “Closing VWAP” means, as of any Trading Day, the daily Nasdaq Stock Market VWAP of the Shares as reported by Bloomberg. “Commitment” shall have the meaning set forth in the recitals above. “Commitment Period” means the period of 36 months beginning on the date of this Agreement. “Control” shall be constituted if one or more legal or physical entity(ies), acting alone or in concert, has/have the power to: (a) cast, or control the casting of, more than 50 percent. of the maximum number of votes that might be cast at a general meeting of the shareholders of the Issuer; (b) appoint or remove all, or the majority, of the directors or other equivalent officers of the Issuer; or (c) give directions with respect to the operating and financial policies of the Issuer with which the directors or other equivalent officers of the Issuer are obliged to comply, and “acting in concert” means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the ac-quisition of shares in the Issuer by any of them, either directly or indirectly, to ob-tain or consolidate control of the Issuer. “Conversion Date” shall have the meaning set forth in paragraph 4.2 of Schedule 3 – T&C’s of the Notes. “Conversion Notice” shall have the meaning set forth in paragraph 4.3 of Schedule 3 – T&C’s of the Notes. “Conversion Period” shall have the meaning set forth in paragraph 4.1 of Schedule 3 – T&C’s of the Notes. “Conversion Price” means 83.5 percent. of the second lowest Closing VWAP of the Shares over the applicable Pricing Period (“Closing VWAP Option 1”), unless the lowest Closing VWAP over the Pricing Period is the most recent trading day (“Closing VWAP Option 2”) in which case it shall mean 85 percent. of the lowest Closing VWAP over the applicable Pricing Period. “Danish Companies Act” means Consolidated Act No. 1451 of 9 November 2022, as amended, on public and private limited companies. “Disbursement Costs” means 0.5 percent. of the principal of the Notes to be de-ducted from the payment of each of the six first Tranches. DocuSign Envelope ID: 7D73C804-9904-45E2-BB2F-36E65EB1DF15

17560414.16 Page: 6 of 35 “Event of Default” shall have the meaning set forth in Clause 7. “Group” means the Issuer and its Subsidiaries from time to time. “Indebtedness” means any indebtedness for or in respect of: (a) any monies borrowed; (b) any amount raised pursuant to one or more credit facility agreements or the issue of bonds, notes, debentures, loan stock or any similar instrument; (c) receivables sold or discounted (other than any receivables to the extent they are sold or discounted on a non-recourse basis); (d) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative trans-action, that close-out amount) shall be taken into account); (e) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and (f) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraph (a)-(e) above, it being understood that any amount calculated under this definition may only be counted once, even if an item may qualify under various paragraphs. “Investor” shall have the meaning set forth in the recitals above. “Issuer” shall have the meaning set forth in the recitals above. “Lending Shareholders” means shareholders of the Issuer that lend shares in con-nection with delivery of Shares subscribed in connection with conversion of Notes. “Lincoln Park Financing” means transactions pursuant to the purchase agreement dated June 2022 entered into between the Issuer and Lincoln Park Capital Fund, LLC (“LPC”), according to which the Issuer may elect to sell to LPC up to an aggregate of USD 40,000,000 shares represented by ADSs. “Material Adverse Change” means an event or circumstance that constitutes a ma-terial adverse change in the assets, financial or trading position of the Issuer, provided that any such change will be deemed materially adverse only if it has or is reasonably likely to have a net adverse impact on the financial situation or assets of the Issuer in excess of USD 500,000. DocuSign Envelope ID: 7D73C804-9904-45E2-BB2F-36E65EB1DF15

17560414.16 Page: 7 of 35 “Maturity Date” shall have the meaning set forth in Paragraph 3.3 of Schedule 3 – T&C’s of the Notes. “Nasdaq Stock Market” means Nasdaq Stock Market LLC. “Note(s)” shall have the meaning set forth in the recitals above. “Notice” shall have the meaning set forth in Clause 9.1. “Parties” shall have the meaning set forth in the recitals above. “Pricing Period” means a period of eight (8) consecutive Trading Days expiring on the Trading Day immediately preceding the Conversion Date. “Principal Amount” means the aggregate total amount of debt in principal repre-sented by the Notes or (as the context may require) of a Note. In the event of conversion of one or several Notes, the other Note(s) not so converted shall remain in full force and effect with respect to that part of the Principal Amount which shall not yet have been repaid, such unpaid principal amount being then the “Principal Amount” for the purposes of this Agreement. “Request” means a written request submitted by the Issuer to the Investor, in the form attached hereto as Schedule 1 – Request for the disbursement of a Tranche of Notes. “SEC” shall mean the U.S. Securities and Exchange Commission. “SEC Regulations” shall mean the rules and regulations of the SEC, including with-out limitation, the rules and regulations of the SEC promulgated under the U.S. Securi-ties Act of 1933, as amended, and the U.S. Securities Exchange Act of 1934, as amended. “Share(s)” shall have the meaning set forth in the recitals above. “Share Lending Agreement” shall have the meaning set forth in Clause 3.2.2. “Subscription Price” shall have the meaning set forth in Clause 2.2.2. “Subsidiary(ies)” means any entity over which this Issuer has Control. “Trading Day” means any day during which Nasdaq Stock Market is open for ordi-nary business, provided that “Trading Day” shall not include any day (i) on which the Shares have not been traded, (ii) on which the Shares are scheduled to trade on such market for less than 4.5 hours (it being specified for the avoidance of doubt that any day during which there would be no effective trading would be considered as a Trading Day if this is not due to a suspension requested by the Issuer or the stock market au-thorities) or (iii) that the Shares are suspended from trading at the request of the DocuSign Envelope ID: 7D73C804-9904-45E2-BB2F-36E65EB1DF15

17560414.16 Page: 8 of 35 Issuer or of the stock market authorities during the final hour of trading on such mar-ket, unless such day is otherwise designated as a Trading Day in writing by the Inves-tor. “Tranche” shall have the meaning set forth in Clause 2.2.1. “USD” means the lawful currency of the United States of America. “VWAP” means the volume weighted average price in USD as reported by Bloomberg. “Warranties” refers to the representations and warranties of the Issuer contained in Clause 5.1. 1.2 References in this Agreement to the Clauses and Schedules are to the Clauses of, and Schedules to, this Agreement and references to Paragraphs are to paragraphs in the Schedule in which such references appear. The Schedules form part of and are deemed to be incorporated in this Agreement. 1.3 References in this Agreement to any act, statute or statutory provision include refer-ences to any such provision as amended, re-enacted or replaced (with or without modi-fication) provided that this Clause 1.3 will not operate to impose any greater financial or other liability on any Party than it would have been under but for such amendment, re-enactment, replacement or modification. 1.4 References in this Agreement to the singular include references to the plural and vice versa and references to the masculine gender include references to the feminine and neuter gender and vice versa. 1.5 Headings in this Agreement are inserted for convenience only and will not affect the interpretation of this Agreement or any part of it. 1.6 In this Agreement the words “includes”, “including” and “included” will be construed without limitation unless inconsistent with the context. 1.7 The words “hereof”, “herein”, “herewith” and “hereunder” and words of similar import, when used in this Agreement, shall, in the absence of a specific provision to the con-trary, refer to this Agreement as a whole. 2 Commitment, Issuance of and Subscription of the Notes 2.1 Commitment 2.1.1 The Investor hereby, on the terms and conditions set forth herein, accepts to make available the Commitment to fund the Issuer with up to USD 20,000,000 during the Commitment Period and the Issuer hereby confirms, agrees and accepts the Commit-ment on the terms and conditions set forth herein. 2.2 Issuance and Subscription DocuSign Envelope ID: 7D73C804-9904-45E2-BB2F-36E65EB1DF15

17560414.16 Page: 9 of 35 2.2.1 The Issuer shall in order to request a draw-down of the Commitment sign and forward a Request in the form set out in Schedule 1 – Request for the disbursement of a Tranche of Notes for the disbursement of a convertible loan with a par value (100) of up to a maximum of USD 700,000 each (a “Tranche”) no later than 10:00 a.m. Co-penhagen time at least 10 Business Days prior to a proposed Closing Date. 2.2.2 The Notes shall be issued at a subscription price per Note equal to 100 percent. of their par value (100) less any applicable Disbursement Costs (the “Subscription Price”) in respect of each Tranche. 2.2.3 Upon all the conditions to the funding of a Tranche set out in Clause 3 having been sat-isfied (or waived by the Investor), the Investor shall within ten (10) Business Days from receipt of the Request sign and forward to the Issuer the subscription form set forth in Schedule 2 – Subscription form of the Notes and forward the Subscription Price to the Issuer to a bank account designated by the Issuer by notice in writing in accordance with Clause 9.1 (or by another method of payment as may be agreed be-tween the Investor and the Issuer). Evidence of such payment shall be satisfied by the delivery to the Issuer of an irrevocable wiring instruction giving effect to the above. The day on which such funds are transferred to the Issuer shall be a (“Closing Date”). 3 Additional provisions regarding tranches 3.1 Subscription for Tranches 3.1.1 The Principal Amount of the Note issued under each Tranche shall be up to USD 700,000. The first tranche shall be for a minimum amount of at least USD 300,000 and the following five (5) Tranches shall be for a minimum amount of at least USD 160,000 each. The Subscription Price of the Notes per Tranche is the Principal Amount with deduction of Disbursement Costs. 3.1.2 Notwithstanding the above, should the average daily value of Shares traded on Nasdaq Stock Market over the trailing 15 Trading Days, be less than USD 10,000, the Investor shall have the right to decide, at its sole discretion, to extend the Closing Date set out in the relevant Request until the average daily value of Shares traded on Nasdaq Stock Market over the trailing 15 Trading Days exceed USD 10,000. 3.2 Conditions Precedent 3.2.1 The obligation of the Investor to pay the Subscription Price (i.e. fund a Tranche) is sub-ject to the fulfilment by the Issuer (or waiver thereof by the Investor), of each of the following conditions prior to funding on the relevant Closing Date: (a) a signed Note, with a par value (100) of the Principal Amount of the Note duly is-sued by the Issuer to the Investor, on the terms and conditions set out in Schedule 3 – T&C’s of the Notes; (b) except in respect of the first Tranche, on the Business Day immediately preceding the relevant Closing Date, the Investor’s total exposure in respect of outstanding Notes shall be below USD 250,000; DocuSign Envelope ID: 7D73C804-9904-45E2-BB2F-36E65EB1DF15

17560414.16 Page: 10 of 35 (c) a copy of the applicable Articles of Association of the Issuer an online transcript (in Danish: fuld visning) from the Danish Business Authority (in Danish: Erhvervsstyrelsen) regarding the Issuer dated the Business Day immediately pre-ceding the Closing Date evidencing that the Issuer is registered as “normal” and that no filing of bankruptcy or other insolvency or reconstruction proceedings against the Issuer appear from said transcript; (d) a copy of the Board Meeting resolutions authorising the issue of Notes the capital increases and the signing and entry into this Agreement by the Issuer; (e) a copy of the AGM Resolutions; (f) a copy of minutes of a meeting of the board of directors of the Issuer resolving the issuance of Notes together with evidence that they have adequate authorisation in the Articles of Association for issuance of New Shares to the Investor upon con-version of all outstanding Notes that is equal to the Principal Amount of the Notes to be issued on each Closing Date (increased by the Principal Amount of any other outstanding Notes, if any) divided by the Closing VWAP as of such Closing Date; (g) evidence that the updated Articles of Association adopting the Notes in respect of the relevant Tranche has been duly registered with the Danish Business Author-ity; (h) the Issuer complies with the covenants of the Issuer set forth in Clause 4 hereun-der; (i) the Warranties set forth in Clause 5.1 are true and correct; (j) no Material Adverse Change has occurred or would occur as a result of the dis-bursement of the Subscription Price; (k) no Change of Control has occurred and no binding commitment has been entered into by the Issuer or its shareholders pursuant to which a Change of Control may occur; (l) no relevant governmental authority (including the SEC) has objected or objects to the issuance of the Notes or their conversion or exercise; (m) no Event of Default has occurred or would occur as a result of the disbursement of the Subscription Price; (n) no payment is due by the Issuer to the Investor (or any of its Affiliates) and no de-livery of Shares resulting from a conversion of Notes by the Investor (or any of its Affiliates) is outstanding under this Agreement; (o) the Commitment Period has not elapsed; (p) a no insolvency certificate in the form set out in Schedule 4 – From of no insol-vency certificate from the Issuer addressed to the Investor; DocuSign Envelope ID: 7D73C804-9904-45E2-BB2F-36E65EB1DF15

17560414.16 Page: 11 of 35 (q) the Share Lending Agreement is in place (and if applicable pursuant to the Share Lending Agreement, the lent shares have been duly received by the Investor); (r) the Shares (i) shall be listed on Nasdaq Stock Market, (ii) shall be represented by ADSs and (iii) shall not have been suspended, as of the relevant date, by the SEC or Nasdaq from trading on Nasdaq Stock Market, nor shall suspension by the SEC or Nasdaq Stock Market have been threatened, as of the relevant date, either (a) in writing by the SEC or (b) by Nasdaq for the Shares failing to meet the mini-mum listing maintenance requirements of Nasdaq Stock Market; (s) the registration statement to be prepared in accordance with Clause 4.12 is de-clared effective by SEC and covers a number of Shares equal to 150% of the Notes to be outstanding immediately after the date of issuance of the Tranche divided by the Conversion Price on the Trading Day immediately preceding the date of is-suance of the Tranche; (t) as of the Trading Date immediately preceding the date of the issuance of the Tranche (the “Trading Issuance Date”), the conversion of the Notes issued un-der that Tranche into New Shares at the applicable Conversion Price as of the Trading Issuance Day would not result in the occurrence of an Exchange Cap and/or the Beneficial Ownership Limitation being met; and (u) no Exchange Cap and/or Beneficial Ownership Limitation is occurring. 3.2.2 The undertaking of the Investor to pay the Subscription Price (i.e. fund a Tranche) is further subject to, prior to or at the first Closing Date, the entering into a share loan agreement (the “Share Lending Agreement”) for a number of Shares whose aggre-gate value is and shall remain at all times USD 280,000 between the Investor, on the one hand, and the Lending Shareholders, on the other hand. The Parties agree to loy-ally negotiate an alternative structure of similar kind to the Share Lending Agreement where the Issuer (or certain shareholders of the Issuer) undertake to secure immedi-ately delivery of the ADSs to the Investor on the second Trading Day after conversion of the Notes in the event that the Issuer cannot arrange for settlement of the ADS on the Trading Day immediately following the day of conversion of Notes. 3.2.3 The Investor shall have the discretionary right to waive the total or partial satisfaction of any one of the above-mentioned conditions. 3.3 Commitment fee In consideration for the Commitment, the Issuer shall pay to the Investor a commit-ment fee equal to 5.5 % of the Commitment (i.e. USD 1,100,000) payable in cash as fol-lows: (a) USD 300,000 shall be paid in connection with the draw down of the first Tranche; and (b) USD 160,000 shall be paid in connection with each of the five (5) Tranches (as a Disbursement Cost) following the first Tranche, DocuSign Envelope ID: 7D73C804-9904-45E2-BB2F-36E65EB1DF15

17560414.16 Page: 12 of 35 and shall in each case be set-off by the Investor in connection with payment of the Subscription Price. For the avoidance of doubt, the Issuer shall pay a commitment fee of a total of USD 300,000 in connection with the draw down of the first Tranche. If the commitment fee (in total USD 1,100,000) has not been paid in full in accordance with the above, any remaining commitment fee shall be paid in full by the Issuer, if the Issuer is terminating this Agreement or if the Issuer de facto is not utilising any draw-downs of the Commitment under this Agreement notwithstanding readably available for drawdown under Clause 3.2.1. The Investor may set-off any obligation due from the Issuer under this Agreement against any obligation owed by the Investor to the Issuer, including without limitation in connection with any issuance and subscription for any Tranche. 3.4 If the Investor has not converted all Notes to New Shares on the Maturity Date then the maturity date for any such Notes shall be postponed eighteen (18) months but con-tinue zero coupon and without any right for the Investor to convert in such period. 3.5 Notwithstanding anything in this Agreement to the contrary, and in addition to the limitations set forth herein, the Issuer shall not be obligated to issue any New Shares, and the Investor shall not have the right to receive upon conversion of any Note any New Shares, if the issuance of such New Shares would exceed in the aggregate 5,527,564 New Shares (the “Exchange Cap”) under this Agreement, which equals 19.00% of the Issuer’s 27,651,648 outstanding Ordinary Shares as of the date hereof, unless shareholder approval is obtained to issue in excess of the Exchange Cap; pro-vided, however, that the foregoing limitation shall not apply if at any time the Ex-change Cap is reached and at all times thereafter the average price paid for all New Shares represented by ADSs issuable upon the conversion of the Notes issued under this Agreement is equal to or greater than $1.25, which is a price equal to the lesser of (i) the Nasdaq Stock Market official closing price immediately preceding the execution of this Agreement or (ii) the arithmetic average of the Nasdaq Stock Market official closing prices for the ADSs for the five (5) consecutive Business Days immediately pre-ceding the execution of this Agreement, as calculated in accordance with the rules of the Nasdaq Stock Market (in such circumstance, for purposes of the Nasdaq Stock Market, the transaction contemplated hereby would not be “below market” and the Ex-change Cap would not apply). Notwithstanding the foregoing, the Issuer shall not be required or permitted to issue, and the Investor shall not be required to convert any Notes into, any Shares under this Agreement if such issuance would violate the rules or regulations of the Nasdaq Stock Market. The Exchange Cap shall be reduced, on a share-for-share basis, by the number of Shares issued or issuable that may be aggre-gated with the transactions contemplated by this Agreement under applicable rules of the Nasdaq Stock Market. 3.6 Notwithstanding anything to the contrary contained in this Agreement, the Issuer shall not issue, and the Investor shall not convert, any Notes into New Shares represented by ADSs under this Agreement which, when aggregated with all other ADSs then bene-ficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) DocuSign Envelope ID: 7D73C804-9904-45E2-BB2F-36E65EB1DF15

17560414.16 Page: 13 of 35 of the Exchange Act and Rule 13d-3 promulgated thereunder) would result in the bene-ficial ownership by the Investor and its affiliates of more than 19.00% of the then is-sued and outstanding ADSs (the “Beneficial Ownership Limitation”). Upon the written or oral request of the Investor, the Issuer shall promptly (but not later than twenty-four (24) hours) confirm orally or in writing to the Investor the amount of ADSs then outstanding. The Investor and the Issuer shall each cooperate in good faith in the determinations required hereby and the application hereof. The Investor’s writ-ten certification to the Issuer of the applicability of the Beneficial Ownership Limita-tion, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error. 4 Covenants of the Issuer 4.1 The Issuer covenants and agrees, in respect of the period from the date of this Agree-ment through the later of either the expiry date of the Commitment Period or the date on which any and all Notes funded during the Commitment Period shall have been fully converted or (as the case may be) repaid and discharged in full, as follows. 4.2 The Issuer will at all times and in all material respects uphold, comply and act in ac-cordance with all the relevant provisions of the Nasdaq Stock Market rules, the SEC Regulations, the Danish Companies Act, its Articles of Association, and any and all other rules and regulations applicable to the Issuer from time to time. 4.2 The Issuer will, and the Issuer will cause the Issuer's Affiliates to: (a) do all reasonable things necessary to preserve and keep in full force and effect their corporate existences, rights and franchises; and (b) pay and discharge all taxes, assessments and governmental charges or levies im-posed upon them or upon their income or profits, or upon any of their properties; provided that it shall not be required to pay or discharge any such tax, assess-ment, charge, levy or claim which is being contested in good faith. 4.3 The Issuer will not sell, lease, transfer, liquidate or otherwise dispose of all or substan-tially all of its assets now owned or hereafter acquired in a single transaction (or a se-ries of related transactions), except in the ordinary course of business for fair consider-ation on an arm's length basis. 4.4 The Issuer shall not drawdown any variable rate equity financings (i.e. securities for which the conversion / redemption / exercise price is variable, such as for instance eq-uity lines and convertible debenture structures similar to the structure of the transac-tion contemplated in this Agreement) currently in place or participate in any variable rate equity financings, unless the variable rate element of such financing (e.g. issuance of Shares, redemption into Shares, etc.) may only occur after the date on which any and all Notes funded during the Commitment Period shall have been fully converted. This Clause 4.4 shall not apply in respect of any variable rate equity financing under the Lincoln Park Financing subject to that any drawdowns or utilisation of the Lincoln Park Financing may not occur in each period falling from and including a date of utili-sation of a Tranche under this Agreement and until and including the date falling six DocuSign Envelope ID: 7D73C804-9904-45E2-BB2F-36E65EB1DF15

17560414.16 Page: 14 of 35 (6) weeks after such utilisation, unless the Investor during such period has no expo-sure in respect of outstanding Notes, in which case the Issuer shall be permitted to make drawdowns or utilisations of the Lincoln Park Financing. 4.5 The Issuer shall not declare or pay any dividends in the form of assets or treasury shares of the Issuer. 4.6 The Issuer shall make any payment due to the Investor (or any of its Affiliates) under this Agreement within two (2) Trading Days from the due date. 4.7 The Issuer may not enter into any amalgamation, demerger, merger or corporate re-construction, save that the Issuer shall have the right to enter into a merger provided that (i) such merger is not adverse to or having adverse effect on the Investor's rights under this Agreement or any Note or related document, (ii) the Issuer is the continuing company in respect of such merger and (C) the Issuer shall adopt such wording as re-quested by the Investor (acting reasonably) in respect of the terms of conversion of Notes into shares in order to avoid any adverse effect as a consequence of such merger. 4.8 So long as any Note is outstanding, the Issuer shall not create or assume any Lien (as defined below) on its business or any assets owned by it, or on its shareholdings in other companies, except for: (a) any Lien arising by operation of law and in the ordinary course of business; (b) any Lien granted to a vendor or lessor arising out of the acquisition of or agree-ment to acquire any property or asset under any conditional sale agreement, lease purchase agreement, sale in view of and subsequent leaseback arrangement or other similar title retention agreementand an not arising as a result of any default or omission by any member of the Group; or (c) any Lien securing indebtedness the outstanding principal amount of which (when aggregated with the outstanding principal amount of any other indebtedness which has the benefit of Security given by any member of the Group other than any permitted under paragraphs (a) and (b) above) does not exceed USD 500,000 (or its equivalent in other currencies). ”Lien” means any mortgage, lien, pledge, charge or any other security interest or en-cumbrance of any kind. 4.9 The Issuer shall not communicate to the Investor or any Note holder (as the case may be), any material non-public information pursuant to SEC Regulations and/or any in-side information within the meaning of Article 7 of the Regulation no 596/2014 of the European Parliament and of the Council of April 16, 2014, as amended. 4.10 The Issuer shall announce the terms of this transaction in accordance with the require-ments of the Nasdaq Stock Market rules, the SEC Regulations or any applicable law or the rules of any regulatory body. Such announcement (which shall be made in English) shall include information relating to this Agreement as would be required to ensure that the summary (i) includes all information that would be material to an investor, DocuSign Envelope ID: 7D73C804-9904-45E2-BB2F-36E65EB1DF15

17560414.16 Page: 15 of 35 and (ii) does not omit any material fact which would be of relevance to an investor’s proper understanding of the terms of this Agreement. 4.11 The Issuer undertakes to ensure that the ADSs representing the Shares at all times re-main listed on the Nasdaq Stock Market, provided that the ADSs representing the Shares may be listed on an additional marketplace if such marketplace is of similar standing and nature as Nasdaq Stock Market and that such additional listing does not adversely affect the rights Investor. 4.12 The Issuer shall prepare and file a registration statement on Form F-3 covering the re-sale by the Investor of all the New Shares represented by ADSs issuable upon the con-version of Notes with the SEC as soon as practicable following the date of this Agree-ment, but in no event later than 45 calendar days following the date of this Agreement, and the Issuer shall utilize its best efforts to cause such registration statement to have been declared effective by the SEC within 60 days of its filing; provided that in the event that Form F-3 is not available for such registration of the resale by Investor of all such New Shares represented by ADSs, the Issuer shall (i) register the resale of all such New Shares represented by ADSs on Form F-1 or another appropriate form reasonably acceptable to the Investor (subject to the consent rights of Investor set forth in this Clause 4.12) and (ii) undertake to register the resale of all such New Shares repre-sented by ADSs on Form F-3 as soon as such form is available. Further, the Issuer shall maintain the continuous effectiveness of all registration statements covering all such New Shares represented by ADSs then in effect and the usability of the prospectus forming a part thereof until such time as all such New Shares represented by ADSs have been registered and sold by pursuant to an effective registration statement, pro-vided that at such time as a registration statement on Form F-3 covering the resale of all such New Shares represented by ADSs has been declared effective by the SEC and the prospectus contained therein is available for use, the Issuer shall maintain the con-tinuous effectiveness any such registration statement on Form F-3 covering all such New Shares represented by ADSs in effect and the usability of the prospectus forming a part thereof until such time as all such New Shares represented by ADSs have been registered and sold pursuant any such registration statement on Form F-3 covering all such New Shares represented by ADSs then in effect. The Issuer undertakes to ensure that the registration statement at any Trading Day covers all New Shares represented by ADSs, but in no event shall the registration statement at any Trading Day cover a number of New Shares that is less than a number of New Shares represented by ADSs equal to 150% of the Notes outstanding divided by the Conversion Price on the Trading Day and if this is not complied with to promptly file an updated registration document with SEC(subject to the right of Investor and its legal counsel to review any such up-dated registration statement), and the Issuer shall utilize its best efforts to cause such registration statement to have been declared effective by the SEC within 60 days of its filing. The Issuer shall permit the Investor or its legal counsel to review and comment upon the final pre-filing draft version of any registration statement at least five (5) Business Days (Eastern Standard time) prior to the filing of each with the SEC. The In-vestor shall use its reasonable best efforts to comment upon the final pre-filing draft version of any registration statement within four (4) Business Days (Eastern Standard time) from the date the Investor receives it from the Issuer. The Issuer shall permit the Investor and its legal counsel to review and comment upon all amendments and sup-plements to each registration statement (including, without limitation, the prospectus DocuSign Envelope ID: 7D73C804-9904-45E2-BB2F-36E65EB1DF15

17560414.16 Page: 16 of 35 contained therein) (except for Annual Reports on Form 20-F, Reports on Form 6-K, and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC. The Issuer shall not file any registration statement or amendment or supplement thereto in a form to which the Investor or its legal counsel reasonably objects. All reasonable expenses incurred in connection with registrations, filings or qualifications, including, without limitation, all registration, listing and qualifications fees, due diligence and accounting fees, regulatory filing fees and fees and disburse-ments of counsel for the Issuer shall be paid by the Issuer. The Issuer shall reimburse legal counsel to the Investor for its fees and disbursements in connection with registra-tion, filing or qualification. Notwithstanding anything to the contrary herein, Investor shall not be named as an “underwriter” in any registration statement filed pursuant to this Agreement without the prior written consent of Investor. Notwithstanding any-thing to the contrary contained herein, in the event the staff of the SEC (the “Staff”) or the SEC seeks to characterize any offering pursuant to a registration statement filed pursuant to this Agreement as constituting an offering of securities by, or on behalf of, the Issuer, or in any other manner, such that the Staff or the SEC do not permit such registration statement to become effective and used for resales in a manner that does not constitute such an offering and that permits the continuous resale at the market by the Investor (or as otherwise may be acceptable to the Investor and its legal counsel) without being named therein as an “underwriter,” the Issuer shall reduce the number of New Shares represented by ADSs to be included in such registration statement until such time as the Staff and the SEC shall so permit such registration statement to be-come effective without being named therein as an “underwriter”. In the event that the Staff or the SEC requires the Investor under any registration statement filed pursuant to this Agreement to be specifically identified as an “underwriter” in order to permit such registration statement to become effective, and the Investor does not provide prior consent in writing to being so named as an underwriter in such registration state-ment, then, in each such case, the Issuer shall reduce the total number of New Shares represented by ADSs to be registered until such time as the Staff or the SEC does not require such identification or until such Investor consents to being identified as an un-derwriter. Issuer acknowledges that Investor or its representatives may seek to conduct additional due diligence investigation in connection with the preparation and filing of any registration statement pursuant to this Agreement in which Investor will be named as an “underwriter” (if the Investor consents in writing to be so named) and Issuer agrees to cooperate reasonably and in good faith with Investor in any such due dili-gence investigation. The Issuer shall in no event include any securities other than New Shares represented by ADSs on any registration statement filed in accordance herewith without the prior written consent of the Investor. 4.13 The Issuer undertakes to redeem any outstanding Notes in cash at their Principal Amount promptly upon the occurrence of an Exchange Cap and/or Beneficial Owner-ship Limitation. 4.14 The Issuer procures that a notice of meeting relating to the Shareholders’ Meeting shall be published shortly after the signature of this Agreement, which shall contain the pro-posed AGM Resolutions. 4.15 The Issuer shall apply all net proceeds from the Notes to the Issuer’s business opera-tions. DocuSign Envelope ID: 7D73C804-9904-45E2-BB2F-36E65EB1DF15

17560414.16 Page: 17 of 35 4.16 The Issuer shall ensure that all Shares are represented by ADSs and shall properly maintain the operation of its ADS programme. 4.17 The Issuer shall ensure that the resolutions of the Board Meeting and the AGM Resolu-tions shall not be altered or rescinded in any way that would be prejudicial to the inter-est of the Investor in the context of this Agreement. 5 Representations and warranties 5.1 The Issuer hereby represents and warrants – to the extent permissible under Danish law - to the Investor that the representations and warranties given in this Clause 5.1 shall be true and correct as of the date of this Agreement and shall be repeated as at each Closing Date and Conversion Date: (a) it has full power and authority to enter into this Agreement and to perform all the obligations resulting therefrom; (b) the signature of this Agreement and the performance of the obligations arising therefrom are not in violation of any provision of its Articles of Association or of any previous contractual commitments with other parties; (c) the entry into and performance by the Issuer of its obligations under this Agree-ment does not and will not conflict with or cause a default under any finance agreement or instrument binding on the Issuer; (d) as of their respective dates, the financial statements of the Issuer included in the SEC Documents (as defined in Clause 5.1(o)) complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with International Financial Re-porting Standards (“IFRS”), consistently applied, during the periods involved (ex-cept (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly pre-sent in all material respects the financial position of the Issuer as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjust-ments which will not be material, either individually or in the aggregate). The Is-suer is not currently contemplating to amend or restate any of the financial state-ments (including, without limitation, any notes or any letter of the independent accountants of the Issuer with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Issuer currently aware of facts or cir-cumstances which would require the Issuer to amend or restate any of the Finan-cial Statements, in each case, in order for any of the Financials Statements to be in compliance with IFRS and the rules and regulations of the SEC. The Issuer has not been informed by its independent accountants that they recommend that the Issuer amend or restate any of the Financial Statements or that there is any need for the Issuer to amend or restate any of the Financial Statements; DocuSign Envelope ID: 7D73C804-9904-45E2-BB2F-36E65EB1DF15

17560414.16 Page: 18 of 35 (e) the information concerning the Issuer and the Board Meeting set forth in the re-citals hereto is true in all material respects; (f) it has complied in all material respects with all applicable laws, statutes, ordi-nances, rules or regulations of any jurisdiction; (g) it has complied with all applicable legal and regulatory requirements in respect of the issuance of the Notes and the conversion of the Notes into New Shares, in-cluding without limitation in respect of SEC Regulations; (h) no material non-public information pursuant to SEC Regulations and/or inside information within the meaning of Article 7 of the Regulation no 596/2014 of the European Parliament and of the Council of April 16, 2014, as amended, has been disclosed by the Issuer to the Investor; (i) neither the issue of the Notes or the New Shares upon conversion of the Notes will be subject to any pre-emptive or similar rights; (j) the New Shares are freely transferable by voluntary sale by the Investor and there are no provisions in the Articles of Association which prohibit or restrict the transfer of the New Shares or the issuance of the Notes provided, however, that the ADSs representing the New Shares may not be sold or otherwise transferred by the Investor on the Nasdaq Stock Market unless and until such time as a regis-tration statement covering the sale by the Investor of such ADSs representing the New Shares shall have been prepared and filed with the SEC by the Issuer and such registration statement shall have been declared effective by the SEC or an exemption from such registration requirements shall be applicable; (k) the Shares are represented by ADSs; (l) except for registration of capital increases regarding the New Shares and issu-ances of the Notes with the Danish Business Authority and any necessary approv-als from Nasdaq Stock Market for the listing of the ADSs representing the New Shares issuable upon conversion of the Notes and the AGM Resolutions, neither the Issuer nor any Subsidiary is required to obtain any consent, waiver, authoriza-tion or order of, or make any filing or registration with, any court or other govern-mental or regulatory authority or other person in connection with the execution, delivery and performance by the Issuer of this Agreement, the issue of any Notes or New Shares; (m) there is no court-ordered insolvency, preventive reconstruction or reconstruction procedures (including any action, suit, notice of violation, proceeding or investi-gation) pending which (i) relates to or challenges the legality, validity or enforcea-bility of this Agreement or (ii) could, individually or in the aggregate, be reasona-bly expected to impair materially the ability of the Issuer to perform fully on a timely basis its obligations under this Agreement; (n) all of the information provided to the Investor by the Issuer and its Subsidiaries prior to the date of this Agreement was accurate, complete and up-to-date in all DocuSign Envelope ID: 7D73C804-9904-45E2-BB2F-36E65EB1DF15

17560414.16 Page: 19 of 35 material respects on the date on which it was provided or, if applicable, on the date to which it relates and does not contain any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made; (o) during the two (2) years prior to the date hereof (or such lesser time as the Issuer has been an SEC registrant), the Issuer has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents in-corporated by reference therein being hereinafter referred to as the “SEC Docu-ments”). As of their respective dates, the SEC Documents complied in all mate-rial respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (p) no judicial, arbitral or administrative proceedings have been brought against it or against one of its Subsidiaries before a court, an arbitration tribunal or any au-thority, the outcome of which, if it were unfavourable, would individually consti-tute a Material Adverse Change; (q) the Notes shall constitute direct, unconditional and unsecured obligations of the Issuer and, at all times so long as any Note or any substitute of a Note is outstand-ing, will rank equally between themselves and (subject to such exceptions as are from time to time mandatory under Danish law) equally and rateably (pari passu) with all other present or future unsecured Indebtedness of the Issuer; and (r) the closing price of the ADSs on Nasdaq Stock Market shall not be lower than 130 percent. of the nominal value of the Shares for a period of more than 15 consecu-tive Trading Days (in respect of the period from the date of this Agreement through the later of either the expiry date of the Commitment Period or the date on which any and all Notes funded during the Commitment Period shall have been fully converted or (as the case may be) repaid and discharged in full). 5.2 The Investor hereby represents and warrants – to the extent permissible under Danish law - to the Issuer that the representations and warranties given in this Clause 5.2 shall be true and correct as of the date of this Agreement and shall be repeated as at each Closing Date and Conversion Date: (a) Organization, Authority. The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to enter into and to consummate the transac-tions contemplated by this Agreement and otherwise to carry out its obligations hereunder, except to the extent that the failure to be in good standing would not DocuSign Envelope ID: 7D73C804-9904-45E2-BB2F-36E65EB1DF15

17560414.16 Page: 20 of 35 reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby; (b) Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”); (c) Reliance on Exemptions. The Investor understands that the Notes, together with any Shares which such Notes are so convertible (the “Securities”) may be of-fered and sold to it in reliance on specific exemptions from the registration re-quirements of United States federal and state securities laws and that the Issuer is relying, upon, among other things, the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities; (d) Investment Purpose. The Investor is acquiring the Securities as principal for its own account, for investment only and not with a view to or for distributing or re-selling such Securities or any part thereof in violation of the Securities Act or any applicable U.S. state securities law, has no present intention of distributing any of the Securities in violation of the Securities Act or any applicable U.S. state securi-ties law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in vio-lation of the Securities Act or any applicable U.S. state securities law (this repre-sentation and warranty not limiting the Investor’s right to sell the Securities at any time pursuant to the registration statement described herein or otherwise in compliance with applicable U.S. federal and state securities laws). The Investor is acquiring the Securities hereunder in the ordinary course of its business; (e) Information. The Investor understands that its investment in the Securities in-volves a high degree of risk. The Investor (i) is able to bear the economic risk of an investment in the Securities including a total loss thereof, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the of-ficers of the Issuer concerning the financial condition and business of the Issuer and other matters related to an investment in the Securities. Neither such inquir-ies nor any other due diligence investigations conducted by the Investor or its representatives shall modify, amend or affect the Investor’s right to rely on the Issuer representations and warranties contained in Section 5 herein. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Secu-rities and, without limiting the right of the Investor to rely on the Issuer represen-tations and warranties contained herein, is not relying on any accounting, legal, tax or other advice from the Issuer or its officers, employees, representatives or advisors. The Investor acknowledges and agrees that the Issuer neither makes nor DocuSign Envelope ID: 7D73C804-9904-45E2-BB2F-36E65EB1DF15

17560414.16 Page: 21 of 35 has made any representations or warranties with respect to the transactions con-templated hereby other than those specifically set forth in Clause 5.2 hereof; (f) No Governmental Review. The Investor understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitabil-ity of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities; (g) Transfer or Sale. The Investor understands that (i) the Securities may not be of-fered for sale, sold, assigned or transferred unless (A) registered pursuant to the Securities Act or (B) an exemption exists permitting such Securities to be sold, as-signed or transferred without such registration; (ii) any sale of the Securities made in reliance on Rule 144 promulgated under the Securities Act (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; (h) Validity; Enforcement. This Agreement and the other transaction documents have been duly and validly authorized, executed and delivered on behalf of the Investor and each is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general prin-ciples of equity and to applicable bankruptcy, insolvency, reorganization, morato-rium, liquidation and other similar laws relating to, or affecting generally, the en-forcement of applicable creditors’ rights and remedies and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) or (ii) public policy, applicable law relating to fiduciary duties and in-demnification and contribution and an implied covenant of good faith and fair dealing; (i) Residency. The Investor’s principal place of business is in Dubai, United Arab Emirates; and (j) No Short Selling. The Investor represents and warrants to the Issuer that at no time prior to the date of this Agreement has any of the Investor, its agents, repre-sentatives or Affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regula-tion SHO of the Securities Exchange Act of 1934) of the American Depositary Shares or (ii) hedging transaction, which establishes a net short position with re-spect to the American Depositary Shares. 6 Indemnification 6.1 The undertaking by the Investor to pay for the Notes having been made on the basis of the aforementioned Warranties and with the certainty that the latter shall remain true and accurate, the Issuer undertakes to hold harmless the Investor against any loss, lia-bility, damages and any expenses and costs (including legal costs) – justified by a DocuSign Envelope ID: 7D73C804-9904-45E2-BB2F-36E65EB1DF15

17560414.16 Page: 22 of 35 document evidencing the harm suffered by the Investor – that the Investor may incur or sustain as a result of or due to any false representation or any violation or any breach or any actual inaccuracy or omission of any Warranties given, except in the case of gross negligence, bad faith, or wilful misconduct of the Investor. In the event that a claim or a court action shall be brought by a third party against the Investor in respect of which indemnification may be sought from the Issuer pursuant to the terms of this Agreement, the Investor shall promptly inform the Issuer of the progress of such claim or court action and shall consult it to the full extent possible concerning the manner in which to manage said situation. The Investor shall not, for the avoidance of doubt, be entitled to indemnification for any breaches of the Warranties to the extent that the In-vestor, on the date of the Agreement, was aware of the circumstances leading to a breach. 6.2 To the fullest extent permitted by law, the Issuer will, and hereby does, indemnify, hold harmless and defend the Investor and each of its directors, officers, shareholders, members, partners, employees, agents, advisors, representatives (and any other Per-sons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) and each Person, if any, who controls such In-vestor within the meaning of the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”) or the Securities Exchange Act of 1934, as amended (the “1934 Act”) and each of the directors, officers, shareholders, members, partners, employees, agents, advisors, rep-resentatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such con-trolling Persons (each, an “Indemnified Person”), against any losses, obligations, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees and costs of de-fense and investigation), amounts paid in settlement or expenses, joint or several, (col-lectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an Indemnified Person is or may be a party thereto (“Indemnified Damages”), to which any of them may be-come subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue state-ment or alleged untrue statement of a material fact in any registration statement re-ferred to in this Agreement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which New Shares represented by ADSs are of-fered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not mislead-ing, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such registration statement, or contained in the final prospectus (as amended or supplemented, if the Issuer files any amendment thereof or supplement thereto with the SEC) or the omis-sion or alleged omission to state therein any material fact necessary to make the state-ments made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state DocuSign Envelope ID: 7D73C804-9904-45E2-BB2F-36E65EB1DF15

17560414.16 Page: 23 of 35 securities law, or any rule or regulation thereunder relating to the offer or sale of the New Shares represented by ADSs pursuant to any registration statement referred to in this Agreement or (iv) any violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). The Issuer shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and pay-able, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the con-trary contained herein, the indemnification agreement contained in this Clause 6.2: (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Vio-lation which occurs in reliance upon and in conformity with information furnished in writing to the Issuer by such Indemnified Person for such Indemnified Person ex-pressly for use in connection with the preparation of registration statement referred to in this Agreement or any such amendment thereof or supplement thereto, if such pro-spectus was timely made available by the Issuer expressly for use in such registration statement; and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Issuer, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemni-fied Person and shall survive the transfer of any of the New Shares represented by ADSs by the Investor. To the extent any indemnification by the Issuer is prohibited or limited by law, the Issuer agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable to the fullest extent permitted by law. No Person involved in the sale of the New Shares represented by ADSs which Per-son is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from the Issuer if the Issuer was not guilty of fraudulent misrepresentation. As used in this Clause 6.2, the term “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof. 7 Events of Default 7.1 ”Event of Default” shall mean any of the following occurrences: (a) The Issuer does not pay on the due date any amount payable pursuant to this Agreement, any Note or any other document entered into in connection with the Agreement at the place and in the currency in which it is expressed to be payable unless payment is made within three (3) Trading Days of its due date. (b) Failure by the Issuer (A) to initiate and provide evidence of a board resolution re-solving the conversion of the Notes within one (1) Trading Day following a Con-version Date or (B) to issue the New Shares and ensure their admission to trading after the capital increase relating to the issuance of the New Shares have been reg-istered with the Danish Business Authority and have the New Shares represented by ADSs and registered with the holder of the Notes ADS Account within two (2) Trading Days after the Conversion Date; (c) A default by the Issuer in the due performance of any of the provisions of this Agreement any Note or any other document entered into in connection with this Agreement or any of its obligations, other than in paragraphs (a) and (b) above DocuSign Envelope ID: 7D73C804-9904-45E2-BB2F-36E65EB1DF15

17560414.16 Page: 24 of 35 and (d) to (j) below, which, if curable, is not cured within five (5) Business Days as from the first of the following dates: (i) the date on which the Issuer becomes aware of this breach and (ii) the date on which the Investor notifies such breach to the Issuer, requesting that it be cured. (d) Any representation or statement, including without limitation the Warranties, made or deemed to be made by the Issuer under the Agreement is or proves to have been incorrect or misleading in any material respect. (e) The de-listing of the ADSs from Nasdaq Stock Market without the prior consent of the Investor. (f) The Shares are not represented by ADSs. (g) A Material Adverse Change or a Change of Control has occurred. (h) Failure by the Issuer to pay any Indebtedness in excess of USD 500,000 when due or within any applicable grace period, other than any such failure resulting from a good faith error which is diligently and promptly corrected, or failure by the Issuer to observe or perform any term, covenant or agreement contained in any agreement or instrument by which it is bound evidencing or securing any such Indebtedness for a period of time which would cause or permit the accelera-tion of the maturity thereof, except if such Indebtedness is contested in good faith by the Issuer. (i) The Issuer voluntarily suspends or discontinues substantially all of its business, liquidates substantially all of its assets, or bankruptcy, moratorium, insolvency, preventive reconstruction, reconstruction or similar proceedings for relief of fi-nancially distressed debtors shall be instituted by or against the Issuer and shall not have been discharged within 45 days. (j) Any event or circumstance occurs which has or is likely to have a Material Ad-verse Change. 7.2 On and at any time after the occurrence of an Event of Default the Investor may, by no-tice to the Issuer: (i) cancel the Commitment whereupon the Commitment shall immediately be cancelled; (ii) declare all outstanding amounts under this Agreement and/or any Note be immediately due and payable, whereupon they shall become immediately due and payable; (iii) terminate this Agreement, in which case the Parties shall be under no fur-ther liability arising out of the Agreement (except as otherwise specifically provided and except for any liability arising before or in relation to such ter-mination). Upon such termination, the Investor shall be entitled, in its sole discretion, to (i) determine that all or some only of the outstanding Notes DocuSign Envelope ID: 7D73C804-9904-45E2-BB2F-36E65EB1DF15

17560414.16 Page: 25 of 35 shall remain unaffected and/or (ii) require the Issuer to redeem all or some only of the outstanding Notes in cash at their Principal Amount; and/or (iv) convert all or part of the outstanding amounts under this Agreement into New Shares; and/or (b) exercise any or all of its rights, remedies and powers under this Agreement. 8 Information Forthwith upon the occurrence of any Event of Default or condition or event which, with the giving of notice or lapse of time or both, would become an Event of Default, the Issuer will deliver to the Investor a certificate of the Board of Directors specifying the nature and period of existence thereof and the action which the Issuer is taking and proposes to take with respect thereto, it being specified that should the Event of De-fault constitute material non-public information pursuant to SEC Regulations and/or inside information within the meaning of Article 7 of the Regulation no 596/2014 of the European Parliament and of the Council of April 16, 2014, as amended the Issuer shall not communicate such information to the Investor before it is made public to the investment community through a press release. 9 Miscellaneous 9.1 Notices Any notice, demand, consent, waiver or other communication required, given or made under this Agreement (a “Notice”) shall be made in writing, signed on behalf of the Party from which it originates and shall be sent by e-mail or by express courier. Any Notice shall be deemed to have been delivered: (a) if sent by e-mail, on the day of transmission; (b) if sent by certified mail, return receipt requested, on the second Trading Day after the date of posting if posted in Denmark for delivery in Denmark and seventh Trading Day if posted for overseas delivery; or (c) if delivered by hand, upon delivery against acknowledgement at the address stated in this Agreement; or provided however that, if it is delivered by hand or sent by e-mail on a day which is not a Trading Day or after 6.00 pm CET on a Trading Day, it will instead be deemed to have been given or made on the next Trading Day. The address and e-mail address for such Notice shall be: (a) if to the Issuer: Evaxion Biotech A/S Address: Dr Neergaards Vej 5F, 2970, Hørsholm, Denmark Attention to: Per Norlen DocuSign Envelope ID: 7D73C804-9904-45E2-BB2F-36E65EB1DF15

17560414.16 Page: 26 of 35 E-mail address: pno@evaxion-biotech.com Phone number: +45 53534913 Copy: Mazanti-Andersen Address: Amaliegade 10, 1256 København, Denmark Attention to: Lars Lüthjohan E-mail address: llj@mazanti.dk Phone number: +45 40 28 35 36 (b) if to the Investor: Global Growth Holding Limited Unit 11, Level 1, Currency Tower 2, Dubai International Financial Centre Dubai, United Arab Emirates Attention to Dustine Mark Talavera and Anthony de Rauville E-mail address: dustine@globalgrowth.net m and anthony@negma-group.com Phone number: +971 4 337 3035 Each Party shall provide three (3) Trading Days prior notice to the other Party of any change in address or e-mail address. 9.2 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies 9.2.1 This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the Parties or, in the case of a waiver, by an authorized representa-tive of the Party waiving a condition or compliance. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive a condition or compliance with one or more of the terms hereof, as the case may be. 9.2.2 Any amendment requested by the Issuer shall be sent to the Investor with a two (2) Trading Days’ prior notice before the actual signature of the amendment agreement. 9.2.3 No delay on the part of either Party in exercising any right, power or privilege hereun-der shall operate as a waiver thereof, nor shall any waiver on the part of either Party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. 9.2.4 The rights and remedies herein provided are cumulative that either Party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representa-tion, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other facts upon which any DocuSign Envelope ID: 7D73C804-9904-45E2-BB2F-36E65EB1DF15

17560414.16 Page: 27 of 35 claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the Parties) as to which there is no inaccuracy or breach. 9.3 Binding Effect; No Assignment This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement is not assignable except by operation of law, provided that the Investor may assign all or any of its rights under this Agreement (A) to one or more of its Affiliates, it being understood that if the In-vestor makes such an assignment, it shall nonetheless remain liable for the perfor-mance of its obligations pursuant to this Agreement or (B) following the occurrence of an Event of Default, to any third party. 9.3 Captions All Clause titles or captions contained in this Agreement are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpreta-tion of this Agreement. All references herein to sections or clauses shall be deemed ref-erences to such parts of this Agreement, unless the context shall otherwise require. 9.4 Language This Agreement is entered into in the English language which shall be the definitive version, except for Schedule 3 – T&C’s of the Notes (documents necessary in Danish for registration purposes) which are entered into in both English and Danish languages (it being specified that with respect to the Schedules referred to above, Danish lan-guage shall prevail in case of discrepancies). 9.5 Costs 9.5.1 Each Party shall pay its own costs and expenses, incurred in relation to the negotiation, preparation, signing and carrying into effect of this Agreement, provided that the Is-suer shall pay the legal fees of the Investor (Gorrissen Federspiel Advokatpart-nerselskab) up to USD 95,000 (excluding VAT, if any). 9.5.2 It is specified that the outstanding balance of such legal fees shall be paid by the Issuer to the Investor’s legal counsel on the date of the Agreement. 9.6 Governing Law This Agreement shall be governed by Danish law. 9.7 Jurisdiction Any dispute arising in connection with this Agreement shall be subject to the exclusive jurisdiction of the competent court in Copenhagen, Denmark. 9.8 Publicity DocuSign Envelope ID: 7D73C804-9904-45E2-BB2F-36E65EB1DF15

17560414.16 Page: 28 of 35 Each of the Parties to this Agreement hereby severally undertakes to each other that other than the press releases already issued by the Issuer and any registration with the Danish Business Authority in connection with the transaction, it will not make any public announcement or statement or communication or disclosure of whatever nature regarding this Agreement or the Notes without the prior written consent of the other Party (save where required by the Nasdaq Stock Market rules, the SEC Regulations or any applicable law or the rules of any regulatory body, in which event the relevant Party will consult to the extent feasible and legally permissible with the other Party prior to the making of such announcement, statement, communication or disclosure but will not be required to obtain the prior consent of the other Party). 9.9 Full agreement 9.9.1 This Agreement together with all its schedules represents the full agreement of the Par-ties. It is a substitute for and replaces all agreements and negotiations, oral or written, past and present dealing and agreements with respect to the matters discussed herein. 9.9.2 In the event of any conflict between the provisions of this Agreement and its Schedules or any Note issued, the provisions of this Agreement shall prevail. 9.10 Default interest If the Issuer fails to pay any amount payable by it under this Agreement on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which is 1.00 percent. per annum. Any interest accruing under this Clause 9.10 shall be immediately payable by the Issuer on demand by the Investor. 9.11 Late delivery of New Shares upon Conversion 9.11.1 Upon conversion of Notes, if the Investor holder does not receive the relevant number of New Shares as provided for in this Agreement and the terms and conditions of the Note, and if the early redemption of the Notes was not requested by the Investor or by the Issuer, at the Investor’s discretion, the Issuer shall have the obligation to satisfy the conversion in cash, by paying to the Investor an amount in cash equal to (i) the Con-version Amount divided by the applicable Conversion Price, multiplied by (ii) the dif-ference between (a) the highest Closing VWAP for a period between the Trading Days following the third Business Day after the Conversion Date (included) and the date on which the relevant New Shares are effectively received by the Investor (included) and (b) the Closing VWAP on the date on which the relevant Shares are effectively received by the Investor (included). 9.11.2 Should an Event of Default occur, in the event of late delivery, a first payment shall be made corresponding to the delay up until the date of the Event of Default. 9.12 Payments Any payment to the Investor and any holder of the Notes made by the Issuer in accord-ance with this Agreement and the Notes shall be made by the Issuer by wire transfer to DocuSign Envelope ID: 7D73C804-9904-45E2-BB2F-36E65EB1DF15

17560414.16 Page: 29 of 35 a bank account notified to the Issuer in immediately available, freely transferable funds in USD. [Separate signature page follows] DocuSign Envelope ID: 7D73C804-9904-45E2-BB2F-36E65EB1DF15

17560414.16 Page: 30 of 35 [Signature page to the agreement for the issuance of and subscription to notes con-vertible into new shares] The parties hereto have executed this Agreement on the date set out in the beginning of this Agreement. The Issuer For and on behalf of Evaxion Biotech A/S: _________________________ Name: Marianne Søgaard Title: Chairman The Investor For and on behalf of Global Growth Holding Limited: /s/ Dustine Mark Talavera_________________________ Name: Dustine Mark Talavera Title: Director /s/ Per Norl n ________________________ Name: Per Norlén Title: CEO é /s/ Marianne Søgaard DocuSign Envelope ID: 7D73C804-9904-45E2-BB2F-36E65EB1DF15

17560414.16 Page: 31 of 35 Schedule 1 – Request for the disbursement of a Tranche of Notes VIA EMAIL To: [**] Attention to: [**] E-mail address: Copy to: E-mail addresses: We refer to the agreement for the issuance of and subscription to notes convertible into new shares, dated [●] July 2023 (the “Agreement”). This is a Request for the purpose of the Agreement. Capitalised terms defined in the Agreement shall have the same meaning in this Request unless otherwise defined in this Request or the context otherwise requires. The conditions set out in Clause 3.2 of the Agreement being satisfied (or waived by the Inves-tor), we hereby submit a Request, in accordance with Clause 3.2 of the Agreement, for the dis-bursement of a Tranche of Notes amounting to a principal amount of USD [●]. On [●] Yours sincerely, Evaxion Biotech A/S [●] duly authorised by the Board of Directors DocuSign Envelope ID: 7D73C804-9904-45E2-BB2F-36E65EB1DF15

17560414.16 Page: 32 of 35 Schedule 2 - Subscription form of the Notes Evaxion Biotech A/S Public limited liability company Registered office: Dr Neergaards Vej 5F, DK-2970, Hørsholm, Denmark CVR no.: 28106351 SUBSCRIPTION FORM The undersigned: We refer to the agreement for the issuance of and subscription to notes convertible into new shares, dated 31 July 2023 (the “Agreement”). Global Growth Holding Limited, a private company under the Companies Law, DIFC Law No. 5 of 2018, having its registered address at Unit 11, Level 1, Currency Tower 2, Dubai International Financial Centre, Dubai, United Arab Emirates (Registration number: 7007) (the “Investor”), hereby confirms and declares to subscribe by this subscription form to [●] Note[s], with a par value (100) of USD [●] on the terms and conditions set out in Schedule 3 to the Agreement: Capitalised terms defined in the Agreement shall have the same meaning in this Request unless otherwise defined in this Request or the context otherwise requires. Number of Notes [1] Note Aggregate principal amount of the Note [USD] [●]1 Subscription Price of the Note [USD] [●] 2 The global subscription price of the Note, equal to [●], shall be wired on the Issuer’s bank ac-count opened with [●], whose details are as follows: IBAN: [●] BIC: [●] Yours Sincerely, Global Growth Holding Limited, a private company under the Companies Law, DIFC Law No. 5 of 2018, having its registered address at Unit 11, Level 1, Currency Tower 2, Dubai International Financial Centre, Dubai, United Arab Emirates. 1 Up to USD 700,000. 2 For the first six tranches USD 100,000 shall be subtracted from the subscription price. DocuSign Envelope ID: 7D73C804-9904-45E2-BB2F-36E65EB1DF15

17560414.16 Page: 33 of 35 Schedule 3 – T&C’s of the Notes [Attached separately] DocuSign Envelope ID: 7D73C804-9904-45E2-BB2F-36E65EB1DF15

Convertible Loan Note – USD [●] Evaxion Biotech A/S DocuSign Envelope ID: 7D73C804-9904-45E2-BB2F-36E65EB1DF15

DocuSign Envelope ID: 7D73C804-9904-45E2-BB2F-36E65EB1DF15

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The English part of this parallel document in Danish and English is an unofficial translation of the original Danish text. In the event of disputes or misunderstandings arising from the interpretation of the translation, the Danish language shall prevail.

KONVERTIBELT GÆLDSBREV
(Ikke-omsætningspapir)

MELLEM

Evaxion Biotech A/S
Dr Neergaards Vej 5F 1
2970 Hørsholm
Denmark
CVR-nr: 31762863
("**Udsteder**")

OG

Global Growth Holding Limited, et private company under Companies Law, DIFC Law No. 5 of 2018, med registreret adresse Unit 11, Level 1, Currency Tower 2, Dubai International Financial Centre, Dubai, United Arab Emirates (registrerings nr.: 7007) ("**Investor**")

(Udsteder og Investor herefter under et kaldet "**Parterne**" og individuelt en "**Part**")

Dette konvertible gældsbrev ("**Gældsbrevet**") er dateret [•].

CONVERTIBLE LOAN NOTE
(non-negotiable instrument)

BETWEEN

Evaxion Biotech A/S
Dr Neergaards Vej 5F 1
2970 Hørsholm
Denmark
Registration no. (CVR): 31762863
("**Issuer**")

AND

Global Growth Holding Limited, a private company under the Companies Law, DIFC Law No. 5 of 2018, having its registered address at Unit 11, Level 1, Currency Tower 2, Dubai International Financial Centre, Dubai, United Arab Emirates (Registration number: 7007) ("**Investor**")

(The Issuer and the Investor collectively referred to as the "**Parties**" and individually a "**Party**")

This convertible loan note (the "**Note**") is dated [•].

1 Visse definitioner

"**ADS**" betyder American Depositary Shares repræsenterende Udsteders Aktier med nominel værdi af DKK 1.

"**ADS Account**" betyder en konto etableret af indehaveren af dette gældsbrev med det formal at modtage og holde ADS.

Certain definitions

"**ADS**" means American Depositary Shares representing Shares, DKK 1 nominal value, of the Issuer.

"**ADS Account**" means an account established by the holder of the Note with the ADS Account Bank for the purpose of receiving and holding ADSs.

Gorrissen Federspiel

17576335-9

DocuSign Envelope ID: 7D73C804-9904-45E2-BB2F-36E65EB1DF15

Page:
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"**ADS Account Bank**" betyder The Bank of New York Mellon, Inc. og enhver efterfølger eller afløser hertil.	"**ADS Account Bank**" means The Bank of New York Mellon, Inc. or any successor or replacement thereto.
"**Koncernselskab**" betyder en person eller enhed, der direkte eller indirekte kontrollerer, eller kontrolleres af, eller er under fælles kontrol med anden person eller enhed. Eksempler på sådanne personer eller enheder er ledelsesmedlemmer, storaktionærer, datterselskaber, moderselskaber og søsterselskaber.	"**Affiliate**" means a person or entity that directly or indirectly controls, is controlled by, or is under common control with, another person or entity. Examples of affiliates include executive officers, directors, large stockholders, subsidiaries, parent entities and sister companies.
"**Bloomberg**" betyder Bloomberg LP eller, hvis Bloomberg LP ophører med at eksistere eller offentliggøre relevant data vedrørende Udstederen, enhver anden finansiel nyheds- og data-serviceudbyder reference, som offentliggør pålidelige data om Udsteder og Aktierne som udpeget af Investoren (handlende rimeligt).	"**Bloomberg**" means Bloomberg LP, or would Bloomberg LP cease to exist or provide the relevant data information on the Issuer, any other financial news and data service provider of reference publishing reliable data on the Issuer and the Shares as appointed by the Investor (acting reasonably).
"**Kontrolændring**" betyder transaktion, der involverer Udstederen, hvor Udstederen sælges til, fusioneres, konsolideres, reorganiseres ind i eller med, eller dens aktiver overføres eller sælges til en anden enhed, hvorefter indehaverne af de stemmeberettigede aktier i Udstederen straks forud for en sådan transaktion, herunder stemmeberettigede aktier, der udstedes ved udnyttelse eller konvertering af erhvervede optioner, warrants eller andre værdipapirer eller rettigheder, besidder (direkte eller indirekte) mindre end et flertal af de samlede stemmerettigheder for de på det tidspunkt udestående værdipapirer i den overlevende enhed.	"**Change of Control**" means a transaction involving the Issuer in which Issuer is sold to, merged, consolidated, reorganized into or with, or its assets are transferred or sold to another entity, after which the holders of voting securities of the Issuer immediately prior to such transaction, including voting securities issuable upon exercise or conversion of vested options, warrants or other securities or rights, hold (directly or indirectly) less than a majority of the combined voting power of the then-outstanding securities of the surviving entity.
"**Lukke VWAP**" betyder VWAP for Aktierne på Nasdaq Stock Market på en Handelsdag.	"**Closing VWAP**" means, as of any Trading Day, the daily Nasdaq Stock Market VWAP of the Share as reported by Bloomberg.
"**Konverteringsbeløb**" skal have den I punkt 4.6. anførte betydning.	"**Conversion Amount**" shall have the meaning as set out in Clause 4.6.

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"**Konverteringsdag**" skal have den i punkt 4.2 anførte betydning.

"**Conversion Date**" shall have the meaning set out in clause 4.2.

"**Konverteringsmeddelelsen**" har den i punkt 4.3 anførte betydning.

"**Conversion Notice**" shall have the meaning set out in clause 4.3.

"**Konverteringskurs**" betyder 83,5 % af den næstlaveste Lukke VWAP for Aktierne i Kursfastsættelsesperioden ("**Lukke VWAP Option 1**"), medmindre den laveste Lukke VWAP i Kursfastsættelsesperioden er den seneste Handelsdag ("**Lukke VWAP Option 2**") I hvilket tilfælde den skal betyde 85.00% af den laveste Lukke VWAP i Kursfastsættelsesperioden.

"**Conversion Price**" means 83.5 per cent. of the second lowest Closing VWAP of the Shares over the applicable Pricing Period ("**Closing VWAP Option 1**"), unless the lowest Closing VWAP over the Pricing Period is the most recent trading day ("**Closing VWAP Option 2**") in which case it shall mean 85.00 per cent. of the lowest Closing VWAP over the applicable Pricing Period.

"**Misligholdelsesbegivenhed**" betyder

"**Event of Default**"

(i) Udstederens betaler ikke på forfaldstidspunktet beløb, der skal betales i henhold til denne aftale, Udstedelsesaftalen eller ethvert andet indgået dokument vedrørende Udstedelsesaftalen på det fastsatte sted og i den fastsatte valuta, medmindre der sker betaling inden for tre (3) Handelsdage fra forfaldsdagen;

(i) The Issuer does not pay on the due date any amount payable pursuant to this agreement, the Issuance Agreement or any other document entered into in connection with the Issuance Agreement at the place and in the currency in which it is expressed to be payable unless payment is made within three (3) Trading Days of its due date;

(ii) Udsteders manglende (A) indledning af en bestyrelsesbeslutning vedrørende konverteringen og udstedelsen af de Nye Aktier inden for én (1) Handelsdag efter en Konverteringsdag eller (B) udstedelse og optagelse til handel af Aktierne efter at Aktierne er blevet registreret i Erhvervsstyrelsen og have Aktierne repræsenteret af ADS og registreret på Investors

(ii) failure by the Issuer (A) to initiate and provide evidence of a board resolution resolving the conversion and the issuance new Shares within one (1) Trading Day following a Conversion Date or (B) to issue the Shares and ensure their admission to trading after the Shares have been registered with the Danish Business Authority and have the Shares represented by ADSs

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ADS account inden for to (2) handelsdate efter Konverteringsdagen;

and registered with the Investor's ADS account within two (2) Trading Days after the Conversion Date;

(iii) Udsteders misligholdelse af Udstedelsesaftalens bestemmelser, dette Gældsbrev eller ethvert andet indgået dokument vedrørende Udstedelsesaftalen eller enhver af sine forpligtelser udover pkt. (i) og (ii) ovenfor, der, hvis den kan udbedres, ikke er udbedret inden for fem (5) dage fra den første af følgende datoer: (a) den dato, hvor Udsteder bliver bekendt med misligholdelsen, og (b) den dato, hvor Investor giver meddelelse om misligholdelsen til Udsteder og anmoder om, at den bliver udbedret;

(iii) a default by the Issuer in the due performance of any of the provisions of the Issuance Agreement, this Note or any other document entered into in connection with the Issuance Agreement or any of its obligations, other than (i) and (ii) above, which, if curable, is not cured within five (5) days as from the first of the following dates: (a) the date on which the Issuer becomes aware of this breach and (b) the date on which the Investor notifies such breach to the Issuer, requesting that it be cured;

(iv) afnotering af Udsteders aktier på Nasdaq Stock Market uden Investorens forudgående; og

(iv) the de-listing of the Issuer's shares from Nasdaq Stock Market without the prior consent of the Investor;

(v) Aktierne er ikke repræsenteret af ADS;

(v) the Shares are not represented by ADS;

(vi) Udsteders frivillige suspension eller afvikling af i det væsentlige hele sin virksomhed, likvidation i det væsentlige alle sine aktiver, eller såfremt konkurs, moratorium, insolvens, præventiv rekonstruktion, rekonstruktion eller lignende procedure for finansielt nødstedte debitorer indledes af eller imod Udsteder, og som ikke er afværget inden for 30 dage.

(vi) the Issuer voluntarily suspends or discontinues substantially all of its business, liquidates substantially all of its assets, or bankruptcy, moratorium, insolvency, preventive reconstruction, reconstruction or similar proceedings for relief of financially distressed, debtors shall be instituted by or against the Issuer and shall not have been discharged within 30 days;

(vii) indtræden af en Misligholdelsesbegivenhed (som defineret i

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Udstedelsesaftalen) i henhold til Udstedelsesaftalen.

(vii) the occurrence of an Event of Default (as defined in the Issuance Agreement) under the Issuance Agreement.

"**Nasdaq Stock Market**" betyder Nasdaq Stock Market LLC.

"**Nasdaq Stock Market**" means Nasdaq Stock Market LLC.

"**Udstedelsesaftale**" betyder den aftale om udstedelse og tegning af gældsbrev med ret til konvertering til nye aktier af 31. juli 2023 mellem Udstederen som udsteder og Investoren som investor.

"**Issuance Agreement**" means the agreement for the issuance of and subscription to notes convertible into new shares dated 31 July 2023 entered into between the Issuer as issuer and the Investor as investor.

"**Lånebeløbet**" skal have den i punkt 2.1 anførte betydning.

"**Loan Amount**" shall have the meaning set out in clause 2.1.

"**Material Adverse Event**" betyder væsentlig ugunstig begivenhed, der med rimelighed kan præjudicere Udsteders evne til at udstede nye Aktier til Investor ved Investors afgivelse af Konverteringsmeddelelse i overensstemmelse med vilkårene i dette Gældsbrev

"**Material Adverse Event**" means a material adverse event which could reasonably prejudice the ability of the Issuer to issue New Shares to Investor upon Investor's delivery of a Conversion Notice in accordance with the provisions of this Note.

"**Nye Aktier**" betyder de nye Aktier, der skal udstedes som følger af konverteringen af dette Gældsbrev.

"**New Shares**" means the new Shares to be issued upon the conversion of this Note.

"**Meddelelse**" skal have den i punkt 8 anførte betydning.

"**Notice**" shall have the meaning set out in clause 8.

"**Kursfastsættelsesperioden**" betyder perioden på otte (8) sammenhængende Handelsdage, der udløber på Handelsdagen umiddelbart forud for Konverteringsdagen.

"**Pricing Period**" means a period of eight (8) consecutive Trading Days expiring on the Trading Day immediately preceding the Conversion Date.

"**Aktier**" betyder [27.640.300] aktier af hver nominelt DKK 1 i Udsteder, med en samlet nominel værdi på DKK [27.640.300] sammen med nye aktier udstedt af Udsteder fra tid til, herunder de Nye Aktier, som udstedes under dette Gældsbrev.

"**Shares**" means DKK [27,640,300] shares of nominal DKK 1 each, having an aggregate nominal value of DKK [27,640,300], collectively with new shares to be issued by the Issuer from time to time, including the New Shares to be issued under this Note.

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	Danish	English
	"**Handelsdag**" betyder enhver dag, hvor Nasdaq Stock Market er åben for almindelig forretning, forudsat at "**Handelsdag**" ikke skal omfatte en dag, (i) hvor Aktierne ikke er handlet, (ii) hvor Aktierne er planlagt til handel på et sådant marked i mindre end 4,5 timer (idet det for at undgå tvivl præciseres, at enhver dag, hvor der ikke ville være en effektiv handel, vil blive betragtet som en Handelsdag, hvis dette ikke skyldes en suspension, der er anmodet af Udsteder eller aktiemarkedsmyndighederne) eller (iii) en dag, hvor Aktierne er suspenderet fra handel på anmodning fra Udsteder eller aktiemarkedsmyndighederne i den sidste time for handel på et sådant marked, medmindre at en sådan dag på Investors foranledning klassificeres som en Handelsdag.	"**Trading Day**" means any day during which Nasdaq Stock Market is open for ordinary business, provided that "**Trading Day**" shall not include any day (i) on which the Shares have not been traded, (ii) on which the Shares are scheduled to trade on such market for less than 4.5 hours (it being specified for the avoidance of doubt that any day during which there would be no effective trading would be considered as a Trading Day if this is not due to a suspension requested by the Issuer or the stock market authorities) or (iii) that the Shares are suspended from trading at the request of the Issuer or of the stock market authorities during the final hour of trading on such market, unless such day is otherwise designated as a Trading Day in writing by the Investor.
	"**VWAP**" betyder volumenvægtet gennemsnitspris I USD som rapporteret af Bloomberg	"**VWAP**" means the volume weighted average price in USD as reported by Bloomberg.
2.	**Lånet**	**The loan**
2.1	Udsteder erklærer herved at have lånt USD [•] ("**Lånebeløbet**") fra Investor på de i dette Gældsbrev anførte vilkår.	The Issuer hereby declares to have borrowed USD [•] (the "**Loan Amount**") from the Investor on the terms and conditions set out in this Note.
2.2	Lånebeløbet er modtaget af Udsteder med valør dags dato.	The Loan Amount is received by the Issuer with value as of today's date.
2.3	Lånet er en nulkupon konvertibel obligation og forrentes ikke.	The loan is a zero coupon convertible loan and does not bear any interest.
2.4	Det konvertible lån er optaget i henhold til bemyndigelsen i vedtægternes punkt [•] og er optaget i Selskabets registrerede vedtægter.	The convertible loan is provided in accordance with the authorisation set out in clause [•] of the Issuer's articles of association and has been adopted in the Issuer's articles of association as registered with the Danish Business Authority.
3.	**Indfrielse**	**Repayment**

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3.1 Lånet under dette Gældsbrev skal tilbagebetales fuldt ud (sammen med alle andre skyldige beløb under dette Gældsbrev) på Forfaldsdagen, og Investor kan ikke forlange Lånebeløbet indfriet før Forfaldsdagen, bortset fra som angivet nedenfor i punkt 3.4.

The loan under this Note shall be repaid in full (together with all other amounts owed under this Note) on the Maturity Date, and the Investor shall not be entitled to request repayment of the Loan Amount prior to the Maturity Date except as provided in clause 3.4.

3.2 Udsteder kan ikke indfri lånet helt eller delvist.

The Issuer shall not be entitled to fully or partially prepay the loan.

3.3 Lånet under dette Gældsbrev har en løbetid på 36 måneder fra datoen for udstedelsen af dette Gældsbrev og forfalder til fuld betaling (sammen med alle andre skyldige beløb under dette Gældsbrev) 36 måneder fra datoen for udstedelsen af dette Gældsbrev ("**Forfaldsdagen**"), i det omfang Lånebeløbet ikke er tilbagebetalt på eller før Forfaldsdagen i henhold til punkt 3.4 efter som konverteret til Nye Aktier i henhold til punkt 4.

The loan under this Note has a tenor of 36 months from the date of issuance of this Note and falls due for repayment in full (together with all other amounts owed under this Note) on the day falling 36 months from the date of the issuance of this Note (the "**Maturity Date**"), to the extent not repaid pursuant to clause 3.4 or on or prior to the Maturity Date by having been converted into New Shares pursuant to clause 4.

3.4 Lånebeløbet forfalder til kontant betaling straks efter indtræden af en Misligholdelsesbegivenhed, en Kontrolændring eller en Material Adverse Event, såfremt Investor fremsætter skriftligt påkrav derom. Derudover kan Investoren efter eget valg beslutte at konvertere lånet helt eller delvist (i multipla af USD 10.000) til Nye Aktier.

The Loan Amount shall upon Investor's demand be immediately due for repayment in cash upon the occurrence of an Event of Default, a Change of Control or a Material Adverse Event. In addition the Investor may in its sole discretion decide to convert the Loan in full or in part (in multiples of USD 10,000) into New Shares.

4. Konvertering

Conversion

4.1 Investor er til enhver tid i perioden fra registreringen af udstedelsen af dette Gældsbrev hos Erhvervsstyrelsen til og med Tilbagebetalingsdagen ("**Konverteringsperioden**") berettiget til at konvertere hele eller dele af Lånebeløbet (i multipla af USD 10.000) til Nye Aktier via én eller flere konverteringer. Konverteringsperioden skal ikke begrænse Investorens ret til at konvertere efter indtræden af en Misligholdelsesbegivenhed.

The Investor shall have the right at any time during the period from the registration of the issuance of this Note with Danish Business Authority until and including the Maturity Date (the "**Conversion Period**"), to convert the Loan Amount in full or in part (in multiples of USD 10,000) into New Shares by way of one or more conversions. The Conversion Period shall not limit the Investor's right to exercise a conversion

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following the occurrence of an Event of Default.

4.2	Investor må konvertere hele eller dele af Lånebeløbet (i multipla af USD 10.000) på enhver Handelsdag efter eget valg i Konverteringsperioden med virkning pr. datoen for Udsteders modtagelse af Konverteringsmeddelelsen ("**Konverteringsdagen**").	The Investor may convert the Loan Amount in full or in part (in multiples of USD 10,000) on any Trading Day of its choice during the Conversion Period, effective at the date of receipt by the Issuer of a Conversion Notice (the "**Conversion Date**").
4.3	På den valgte Konverteringsdag kan Investor konvertere hele eller dele af Lånebeløbet (i multipla af USD 10.000) ved at give Meddelelse til Udsteder ("**Konverteringsmeddelelsen**"). Sideløbende, i tilfælde hvor Investor ikke har en ADS Account ved ADS Account Bank skal Investor give meddelelse til ADS Account Bank om anmodning om etablering en ADS Account.	On the chosen Conversion Date, the Investor may convert the Loan Amount in full or in part (in multiples of USD 10,000) by giving Notice to the Issuer (the "**Conversion Notice**"). Concurrently, where the Investor does not have an ADS Account with the ADS Account Bank it shall give notice to the ADS Account Bank requesting the establishment of an ADS account (the "**ADS Account Establishment Notice**").
4.4	Udsteder skal inden for en (1) Handelsdag fra en Konverteringsdag iværksætte (i) registrering af konverteringen og de Nye Aktier hos Erhvervsstyrelsen og (ii) at de Nye Aktier er repræsenteret af ADS.	The Issuer shall, within one (1) Trading Day from a Conversion Date, initiate (i) the registration of the conversion and of the New Shares with the Danish Business Authority (*in Danish: Erhvervsstyrelsen*) and (ii) the New Shares being represented by ADSs.
4.5	Konvertering af Lånebeløbet skal ske til Konverteringskursen. Konverteringskursen kan ikke være under Aktiernes kurs pari (100).	Conversion of the Loan Amount shall be made at a rate equal to the Conversion Price. The Conversion Price cannot be below par value (100) of the Shares.
4.6	Hvis den gældende Konverteringskurs på Konverteringsdagen er mindre end den nominelle værdi af Aktierne, så skal Investor (i) modtage Nye Aktier svarende til et beløb, der svarer til kurs pari (100) af dette Gældsbrev (eller dele heraf) ("**Konverteringsbeløbet**") divideret med den nominelle værdi af de Nye Aktier og (ii) have en fodring mod Udsteder for et beløb svarende til Lukke VWAP på	If the applicable Conversion Price on the Conversion Date is lower than the nominal value of the Shares, the Investor shall (i) receive the number of New Shares equal to the amount, which is equal to the par value (100) of the converted Note (or any part hereof) (the "**Conversion Amount**") divided by the nominal value of the New Shares and (ii) have a receivable against the Issuer of an amount equal to the

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Handelsdagen der falder umiddelbart før Konverteringsdagen multipliceret med difference mellem (x) Konverteringsbeløbet divideret med Konverteringskursen og (y) Konverteringsbeløbet divideret med den nominelle værdi af de Nye Aktier ("**Fordringen**").

Closing VWAP on the Trading Day immediately preceding the Conversion Date multiplied by the difference between (x) the Conversion Amount divided by the Conversion Price and (y) the Conversion Amount divided by the nominal value of the New Shares (the "**Note Receivable**").

Fordringen forfalder til betaling til Investor senest 15 kalenderdage efter Fordringen opstod.

The Note Receivable shall be due and payable to the Investor 15 calendar days following the relevant Conversion Date on which such Note Receivable arose.

Antallet af nye Aktier udstedt af Udsteder til Investoren ved konvertering af Lånebeløbet beregnes som Lånebeløbet divideret med Konverteringskursen.

The number of new Shares issued by the Issuer to the Investor upon conversion of the Loan Amount shall be calculated as the Loan Amount divided by the Conversion Price.

Såfremt udstedelsen af de Nye Aktier vil resultere i udstedelse af en andel af en Aktie, skal Udsteder runde sådan andel ned til nærmeste hele Aktie.

If the issuance of New Shares would result in the issuance of a fraction of a Share, the Issuer shall round such fraction of a New Share down to the nearest whole Share.

4.7 Udsteder skal straks levere frit omsættelige Nye Aktier til Investor, så snart kapitalforhøjelsen, vedrørende de relevante Nye Aktier som udstedes ved konverteringen er blevet udstedt af Udsteder og registreret hos Erhvervsstyrelsen. Udstedelsen af de Nye Aktier, Investors frie rådighed over de Nye Aktier, optagelse til handel på Nasdaq Stock Market af de ADS der repræsenterer de Nye Aktier og levering af ADS til Investors ADS Account skal ske senest tre (3) Handelsdage efter Konverteringsdagen.

The Issuer shall promptly deliver freely tradable New Shares to the Investor as soon as the capital increase, regarding the relevant New Shares resulting from the conversion will have been issued by the Issuer and registered with the Danish Business Authority. The issuance of the New Shares, the Investor's free disposal right over the New Shares, the admission to trading on Nasdaq Stock Market of the ADSs representing the New Shares and the delivery of such ADSs to the Investor's ADS Account shall occur no later than three (3) Trading Day after the Conversion Date.

5. Øvrige konverteringsvilkår

Other conversion terms

5.1 Gennemførelse af et eller flere af de i selskabslovens § 169, stk. 3, anførte forhold forud for Konverteringsdagen

The occurrence of one or more of the transactions listed in section 169(3) of the Danish Companies Act prior to the

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medfører ingen ændringer i vilkårene i dette Gældsbrev.

Conversion Date shall not imply any amendments to the terms and conditions of this Note.

6. Vilkår for Nye Aktier

Terms for the New Shares

6.1 Ved konvertering af det samlede lån udgør det højeste beløb, hvormed aktiekapitalen skal kunne forhøjes et DKK beløb svarende til nominelt USD [•] (Lånebeløbet) (konverteret til DKK til omvekslingskursen for USD/DKK som offentliggjort af Danmarks Nationalbanken på forretningsdagen umiddelbart før Konverteringsdagen).

Upon conversion of the entire loan, the highest amount by which the share capital is increased amounts to a DKK amount equal to nominally USD [•] (the Loan Amount) (converted into DKK at the USD/DKK conversion rate disclosed by Danmarks Nationalbank on the business day immediately preceding the Conversion Date).

6.2 For de Nye Aktier, hvortil der kan ske konvertering, skal i øvrigt gælde, at

(i) de Nye Aktier udstedes i aktier a DKK [•],

(ii) de i henhold til dette Gældsbrev udstedte Nye Aktier skal lyde på navn og være noteret i Udsteders ejerbog,

(iii) de Nye Aktier skal være omsætningspapirer,

(iv) der for de Nye Aktier skal gælde samme indskrænkninger i omsætteligheden, som er gældende for de øvrige Aktier i Udsteder i samme aktieklasse,

(v) aktionærernes fortegningsret er fraveget, idet Investor tillægges fortegningsret til de Nye Aktier, der måtte blive udstedt som følge af konverteringen. Efter eventuel konvertering skal der ikke gælde indskrænkninger i aktionærernes fortegningsret ved fremtidige kapitalforhøjelser, og

The following shall also apply to the New Shares obtained through conversion:

(i) the New Shares will be issued in shares of DKK [•];

(ii) the New Shares issued pursuant to this Note shall be issued in the name of the holder and be entered into the Issuer's shareholders' register;

(iii) the New Shares shall be negotiable;

(iv) the transferability of the New Shares shall be subject to the same restrictions as apply to the existing Shares of the Issuer in the same class of shares;

(v) the shareholders' pre-emption right to subscription for New Shares is deviated from and the Investor shall have pre-emption right to the New Shares which may be issued as a result of the conversion. After conversion no restrictions on the shareholders pre-emption rights to future increases shall apply, and

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(vi) de Nye Aktier giver ret til udbytte og andre rettigheder i Udsteder fra tidspunktet for registreringen af de Nye Aktier hos Erhvervsstyrelsen.

(vi) the New Shares shall carry right of dividend and other rights in the Issuer from the time of registration of the New Shares with the Danish Business Authority.

6.3 Udsteder og Investor udskriver gældsbrevet samtidig med tegningen af lånet.

The Issuer and the Investor execute this Note simultaneously with the subscription for the loan.

7. Kapitalbegivenhed

Capital Changes

7.1 Udstedelse af nye konvertible gældsbreve (udover i forhold til Udstedelsesaftalen) kræver Investors forudgående skriftlige samtykke.

Issuance of new convertible debt instruments (other than pursuant to the Issuance Agreement), requires the Investor's prior written approval

7.2 Det er aftalt, at:

It is agreed that:

a) det vilkårene for dette Gældsbrev forbliver uændrede i tilfælde af en kapitalforhøjelse eller andre kapitalændringer] til markedskurs, hvilket omfatter rettede emissioner til tredjemand uagtet, at disse gennemføres med en rabat på markedskursen, og

a) the terms of this Note remain unchanged in the case of a capital increase or other changes to the share capital at market price; which includes directed issuances to third parties irrespective of whether these are completed with a discount to the listed price, and

b) Investor i relation til en kapitalændringer til favørkurs har ret til at få Gældsbrevets vilkår justeret således, at den økonomiske værdi af dette Gældsbrev svarer til den økonomiske værdi af dette Gældsbrev før ændringen. Beregningen af denne justering foretages af Selskabets revisor i henhold til generelt anerkendte principper. Beslutning om eventuel justering træffes af Udsteders bestyrelse.

b) that the Investor in relation to a change to the share capital at a discount to market price has a right to have the terms of this Note adjusted so that the economic value of this Note after such change corresponds to the economic value of this Note before such change. The calculation of the adjustment shall be made by the Issuer's auditor in accordance with generally recognized principles. The decision to make the adjustment is taken by the board of directors.

7.3 Uagtet enhver justering foretaget i medfør af dette punkt 7 kan Konverteringskursen aldrig være under kurs pari (100) af Lånebeløbet (dvs. at Långiver i ingen tilfælde kan konvertere til

Notwithstanding any adjustments made according to this Clause 7, the Conversion Price can never be lower than par value (100) of the Loan Amount (meaning that the Investor

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en højere nominel selskabskapital end Lånebeløbet).

shall never have an option to convert to a higher nominal share value than the Loan Amount).

7.4 Uanset punkt 7.1 og 7.2 kan Udsteder udstede warrants til bestyrelse, direktion og medarbejdere, uden at dette kræver Investor forudgående skriftlige samtykke eller at Udsteder herved har ret til justering af dette Gældsbrevs vilkår.

Irrespective of Clause 7.1 and 7.2, the Issuer can issue warrants to board members, management and employees without obtaining the Investor's prior written consent and without the Investor hereby being entitled to an adjustment of the terms of this Note.

7.5 Hvis det besluttes at forhøje selskabskapitalen ved Udsteder udstedelse af fondskapitalandele, skal Investor ved konverteringen modtage yderligere kapitalandele i Selskabet, således at Investor stilles, som om Lånebeløbet var konverteret forud for den ved udstedelsen af fondskapitalandele gennemførte kapitalforhøjelse.

If it is resolved to effect a capital increase through the Issuer's issue of bonus shares, the Investor shall upon conversion receive further shares in the Issuer ensuring the Investor a position as if the Loan Amount had been converted immediately prior to the capital increase effected through the issue of bonus shares.

8. Overdragelse

Assignment

8.1 Investor må ikke uden Udsteders forudgående skriftlige accept, overdrage sine rettigheder eller forpligtelser i henhold til dette Gældsbrev til tredjemand.

The Investor may not transfer its rights or obligations under this Note to any third party, without the prior consent of the Issuer.

8.2 Uanset punkt 8.1 må Investor uden Udsteders forudgående samtykke overdrage sine rettigheder og forpligtelser i henhold til dette Gældsbrev til (i) et Koncernselskab til Investor, eller (ii) efter indtræden af en Misligholdelsesbegivenhed, enhver tredjemand.

Notwithstanding clause 8.1, the Investor may, without the prior consent of the Issuer, transfer its rights and obligations under this Note to (i) an Affiliate of the Investor, or (ii) following the occurrence of an Event of Default, to any third party.

8.3 For at have virkning over for Udsteder skal Udsteder gives Meddelelse om enhver overdragelse fra Investor og overdragelsen skal registreres i et register, som Udsteder fører, og overdrageren skal anses for at være indehaver af dette Gældsbrev indtil navnet på den til hvem overdragelse sker er registreret i Udsteders register.

To be effective vis-à-vis the Issuer, the Issuer shall be given Notice of any transfer of this Note by the Investor and the transfer shall be registered in a register held by the Issuer and the transferor shall be deemed to be the holder of this Note until the name of the transferee is registered in the register held by the Issuer in respect thereof.

9. Meddelelse

Notice

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9.1 Enhver meddelelse, påkrav, samtykke, afkald eller anden kommunikation, der kræves eller foretages under dette Gældsbrev ("**Meddelelse**") skal ske skriftligt, underskrevet på vegne af den Part, som den stammer fra og skal sendes via e-mail..

Any notice, demand, consent, waiver or other communication required, given or made under this Note (a "**Notice**") shall be made in writing, signed on behalf of the Party from which it originates and shall be sent by e-mail.

9.2 Postadresse og email-adresse for Meddelelser er:

The address and e-mail address for such Notice shall be:

(a) **hvis til Udsteder**:

Evaxion Biotech A/S
Adresse: Dr Neergaards Vej 5F, 2970, Hørsholm, Denmark
Attention til: Per Norlen
E-mail adresse: pno@evaxion-biotech.com
Telefonnummer: +45 53534913

Kopi:
Mazanti-Andersen
Adresse: Amaliegade 10, 1256 København, Denmark
Attention til: Lars Lüthjohan
E-mail adresse: llj@mazanti.dk
Telefonnummer: +45 40 28 35 36

(a) **if to the Issuer**:

Evaxion Biotech A/S
Address: Dr Neergaards Vej 5F, 2970, Hørsholm, Denmark
Attention to: Per Norlen
E-mail address: pno@evaxion-biotech.com
Phone number: +45 53534913

Copy:
Mazanti-Andersen
Address: Amaliegade 10, 1256 København, Denmark
Attention to: Lars Lüthjohan
E-mail address: llj@mazanti.dk
Phone number: +45 40 28 35 36

(b) **hvis til Investor**:

Global Growth Holding Limited
Unit 11, Level 1, Currency Tower 2, Dubai International Financial Centre
Dubai, United Arab Emirates

Attention til Dustine Mark Talavera og Anthony de Rauville

E-mail adresse: dustine@globalgrowth.net og anthony@negmagroup.com

Telefonnummer: +971 4 337 3035

(b) **if to the Investor**:

Global Growth Holding Limited
Unit 11, Level 1, Currency Tower 2, Dubai International Financial Centre
Dubai, United Arab Emirates

Attention to Dustine Mark Talavera and Anthony de Rauville

E-mail address: dustine@globalgrowth.net and anthony@negmagroup.com

Phone number: +971 4 337 3035

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Hver Part skal give tre (3) forudgående Handelsdage til den anden Part om enhver ændring af postadresse eller email-adresse.

Each Party shall provide three (3) Trading Days' prior notice to the other Party of any change in address or e-mail address.

10. Tvangsfuldbyrdelse / **Enforcement**

10.1 Dette Gældsbrev kan tjene som grundlag for tvangsfuldbyrdelse uden dom, jf. retsplejelovens § 478, stk. 1, nr. 5, til dækning af udestående lånebeløb under gældsbrevet, renter og alle omkostninger.

This Note may serve as basis for enforcement without judgment, cf. section 478(1)(5) of the Danish Administration of Justice Act, for the cover of any loan amount outstanding under the debt instrument including interest and any and all costs.

11. Betaling / **Payment**

Enhver betaling til Investor fra Udstederen i henhold til nærværende dokument skal ske ved kontant betaling i USD i umiddelbart tilgængelige midler ved bankoverførelse til en bankkonto som specificeret af Investor overfor udsteder.

Any payment to the Investor made by the Issuer in accordance with the present document shall be made by the Issuer to the Investor in cash, by wire transfer to a bank account notified by the Investor to the Issuer, in immediately available, freely transferable funds in USD.

Bestemmelse 9.10 (*Default interest*) i Udstedelsesaftalen finder anvendelse på ethvert beløb under dette Gældsbrev, der ikke betales til forfald.

Clause 9.10 (*Default interest*) of the Issuance Agreement shall apply to any amount under this Note not paid on its due date.

12. Lovvalg og værneting / **Governing law and jurisdiction**

12.1 Dette Gældsbrev er underlagt dansk ret.

This Note shall be governed by Danish law.

12.2 Enhver tvist vedrørende dette Gældsbrev skal eksklusivt afgøres ved den kompetente domstol i København, Danmark.

Any dispute arising in connection with this Note shall be subject to the exclusive jurisdiction of the competent court in Copenhagen, Denmark.

[*Separat underskriftsside følger*]

[*Separate signature page follows*]

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17576335.9 Page: 16 of 16 [Signature page to the convertible loan note – USD [●]] The Issuer For and on behalf of Evaxion Biotech A/S: _________________________ _________________________ Name: Title: Name: Title: The Investor For and on behalf of Global Growth Holding Limited: _________________________ _________________________ Name: Title: Name: Title: DocuSign Envelope ID: 7D73C804-9904-45E2-BB2F-36E65EB1DF15

17560414.16 Page: 34 of 35 Schedule 4 – Form of no insolvency certificate VIA EMAIL To: Global Growth Holding Limited Unit 11, Level 1, Currency Tower 2, Dubai International Financial Centre Dubai, United Arab Emirates Attention to Dustine Mark Talavera and Anthony de Rauville E-mail address: dustine@globalgrowth.net and anthony@negmagroup.com We refer to the agreement for the issuance of and subscription to notes convertible into new shares, dated 31 July 2023 (the “Agreement”). Capitalised terms defined in the Agreement shall have the same meaning in this certificate un-less otherwise defined in this certificate or the context otherwise requires. The Issuer hereby represents and warrants that (A) no corporate action, legal proceeding or step has been taken or is threated to be taken in relation to a moratorium of indebtedness, winding-up, insolvency, preventive reconstruction or reconstruction or dissolution of the Issuer or the appointment of a bankruptcy trustee, liquidator, administrator or reconstructor of the Issuer or any of its assets; and (B) the Issuer is not aware of any information or circumstance, which could entail that the Issuer would become subject to insolvency, preventive reconstruction or reconstruction proceedings in a period of 60 days after the date of this certificate. On [●] Yours sincerely, Evaxion Biotech A/S [●] duly authorised by the Board of Directors DocuSign Envelope ID: 7D73C804-9904-45E2-BB2F-36E65EB1DF15

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Schedule 5 – Form of Conversion Notice

VIA EMAIL

Evaxion Biotech A/S
Attention to: Per Norlen
E-mail address: pno@evaxion-biotech.com
Phone number: +45 53534913

Please find below the Investor's notification with respect to the Conversion Notice issued on [•] pursuant to the agreement for the issuance of and subscription to notes convertible into new shares, dated 31 July 2023 (the "**Agreement**")

Capitalised terms defined in the Agreement shall have the same meaning in this Request unless otherwise defined in this Request or the context otherwise requires.

1	Number of Notes converted	[•]
2	Conversion amount (equal to the total par value (100) of the converted Notes (or any part hereof))	USD [•]
3	[Closing VWAP Option 1]/[Closing WVAP Option 2]	USD [•]
4	Conversion Price, being: [In case of Closing VWAP Option 1] 83.5 percent. x (3) and [In case of Closing VWAP Option 1] 85 percent. x (3).	USD [•]
5	Number of Shares (rounded down) due to the Investor: ((2) ÷ (4))	[•]

The holder of the Notes converted by this Conversion Notice has concurrently with sending this Conversion Notice sent a notice requesting transfer of the New Shares (the ADSs representing the New Shares) for deposit at its ADS Account held with the ADS Account Bank.

Yours sincerely,

[Name of the Note holder]

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